UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 27, 2010, Eagle Rock Energy Partners, L.P. (the “Partnership”) issued a press release announcing its cash distribution for the quarter ended March 31, 2010. In the press release, the Partnership also disclosed that it would announce earnings for the quarter ended March 31, 2010, after the market closes on Wednesday, May 5, 2010, and will hold an earnings conference call at 1 p.m. CT (2 p.m. ET) on Thursday, May 6, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Partnership has also posted on its website, as of April 27, 2010, an update to its hedging overview presentation. The updated hedging presentation includes new hedging transactions with regard to the full year 2013. The presentation entitled "Commodity Hedging Overview," dated April 27, 2010, may be accessed by going to www.eaglerockenergy.com, select Investor Relations, then select Presentations.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On April 27, 2010, the Partnership announced that it will pay a cash distribution of $0.025 per common unit and general partner unit for the quarter ended March 31, 2010. The Partnership will pay this distribution on May 14, 2010 to its general partner and all of its common unitholders of record as of close of business on May 7, 2010. No distribution will be paid on the subordinated units for the quarter. The first quarter Common Unit Arrearage is $0.3375 per common unit. The Cumulative Common Unit Arrearage is $1.6875 per common unit. Both Common Unit Arrearage and Cumulative Common Unit Arrearage are terms defined in the Partnership's partnership agreement.

Unitholders will be required to pay federal income taxes and, in some cases, state and local income taxes on their allocable share of the Partnership’s taxable income, whether or not they receive sufficient or any cash distributions from the Partnership. Thus, unless the Partnership resumes sufficient cash distributions to unitholders during this year, unitholders may not receive cash distributions from Eagle Rock equal to their share of the Partnership’s taxable income or even equal to the actual tax liability that results from their share of the Partnership’s taxable income.

See the Partnership’s Current Report on Form 8-K, filed with the Commission on April 30, 2009, for a description of certain risks relating to the ownership of common units of the Partnership in light of the continued reduced cash distribution payments.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated April 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: April 27, 2010	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel